EXHIBIT 99.1

Responsys Announces First Quarter 2012 Results

  Total revenue grows 26% to $38.1 million compared to a year ago
  Subscription revenue of $27.2 million rises 30% compared to a year ago
  Raises 2012 revenue guidance to $163-$165 million
  Announces second quarter 2012 revenue guidance of $38.5-$39.5 million

SAN BRUNO, Calif., May 9, 2012 (GLOBE NEWSWIRE) -- Responsys, Inc. (Nasdaq:MKTG), a leading provider of email and cross-channel marketing solutions, today announced financial results for the quarter ended March 31, 2012.

"Our financial results in the first quarter marked a strong start to the year. We are pleased with the progress of our business and product development activities. Our expansion to Latin America through our investment in Pmweb, a provider of digital marketing solutions in Brazil, increases Responsys' footprint in this important growth region," said CEO Dan Springer.

Springer continued, "Our customers continued to develop multi-channel relationships with their customers at robust levels in the first quarter, underscoring the importance of interactive marketing in our customers' business models." Last week, Responsys unveiled its newest offering, Interact Social Data Cloud, a solution enabling marketing organizations to access social profiles and valuable behavioral data to orchestrate and optimize their cross-channel marketing programs, at its annual user conference in San Francisco. "Marketers are increasingly aware of the importance of orchestrating and optimizing campaigns across email, mobile, social, display and the web, and our new solution represents continued expansion of our cross-channel growth strategy," Springer added.

For the first quarter of 2012, total revenue increased 26.2% to $38.1 million, up from $30.1 million in the first quarter of 2011.

Subscription revenue for the first quarter of 2012 was $27.2 million, up 29.6% as compared to $21.0 million in the first quarter of 2011. Professional services revenue was $10.8 million, up 18.5% as compared to $9.2 million in the first quarter of 2011.

GAAP net income for the first quarter of 2012 was $2.1 million. This compares to GAAP net income of $2.1 million and diluted GAAP net income attributable to common stockholders of $0.3 million in the first quarter of 2011. Net income per share attributable to common stockholders in the first quarter of 2012 was $0.04 per share on a diluted basis, as compared to $0.02 in the first quarter of 2011. GAAP net income in the first quarter of 2011 includes a $2.2 million pretax gain on the acquisition of Eservices ($1.3 million after tax).

In addition to using GAAP results in evaluating Responsys' business, management believes it is useful to also measure results using non-GAAP net income, which is net income excluding stock-based compensation expense, amortization of acquired intangible assets, the gain on the acquisition of Eservices, and related income tax effects, as applicable. Non-GAAP net income for the first quarter of 2012 was $3.5 million, or $0.07 per diluted share, as compared to $1.7 million, or $0.04 per share on a non-GAAP diluted basis1, for the first quarter of 2011. A reconciliation of the comparable GAAP to non-GAAP financial measures used in this release is included in the attached tables.

Business Outlook

Based on information available as of May 9, 2012, Responsys is issuing guidance for 2012 as follows:

Fiscal 2012 revenue is expected to be in the range of $163-165 million, as compared to prior guidance of $160-$163 million. Non-GAAP net income is expected to be $11-$12 million and $0.21-$0.23 per diluted share, up from previous guidance of $10-$11 million and $0.19-$0.21 per diluted share.

Non-GAAP net income for the full year excludes an estimated $2.3 million in amortization of acquired intangibles and $6.4 million in stock-based compensation expense. Non-GAAP net income per diluted share is based on weighted average diluted shares outstanding of 53.6 million.

For the second quarter of 2012, the Company expects revenue to be in the range of $38.5-$39.5 million. Non-GAAP net income is expected to be approximately $0.03 per diluted share. Non-GAAP net income for the quarter excludes an estimated $0.6 million in amortization of acquired intangibles and $1.4 million in stock-based compensation expense. Non-GAAP net income per diluted share is based on estimated weighted average diluted shares outstanding of 53.5 million.

Non-GAAP net income for the second quarter and fiscal year 2012 assumes an effective non-GAAP tax rate of 40%.

Conference Call Information for Today, Wednesday, May 9, 2012

To access the call from the U.S., please dial (877) 548-9590 or (914) 495-8541 outside the U.S. A live webcast of the call will also be available at http://investors.responsys.com/events.cfm under the Events and Presentations menu. An audio replay will be available until May 16, 2012 by calling (855) 859-2056 or (404) 537-3406 outside the U.S., using conference ID 75076960. The replay will also be available on our website at http://investors.responsys.com/.

About Responsys

Responsys is a leading provider of email and cross-channel marketing solutions that enable companies to engage in relationship marketing across the interactive channels customers are embracing today -- email, mobile, social, web and display. With Responsys solutions, marketers can create, execute, and automate highly dynamic campaigns and lifecycle marketing programs that are designed to grow revenue, increase marketing efficiency, and strengthen customer loyalty. Responsys' New School Marketing vision, flexible on-demand application suite, and customer success-focused services aim to deliver high return on investment, increased levels of automation and fast time-to-value. Founded in 1998, Responsys is headquartered in San Bruno, California and has offices throughout the world. Responsys serves world-class brands such as: American Family Mutual Insurance Company, Avis Europe, Brooks Brothers, Deutsche Lufthansa, Dollar Thrifty, LEGO, LinkedIn, Newegg, Orbitz, Qantas, Southwest Airlines, United Airlines and UnitedHealthcare. For more information about Responsys, visit responsys.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share on a diluted basis1. Non-GAAP net income, and non-GAAP net income per share on a diluted basis1, exclude the amortization of acquired intangible assets, stock-based compensation expense, the gain on the acquisition of Eservices, and related tax effects. Non-GAAP net income per share on a diluted basis is not adjusted for the impact of unamortized stock-based compensation on the computation of diluted shares under GAAP. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the Company's performance to that of prior periods and uses these measures in financial reports prepared for management and the Company's board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate the Company's business.

Forward Looking Statements

The financial projections under Business Outlook, and other forward-looking statements included in this presentation, reflect management's best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here. These risks and uncertainties include: our ability to acquire and retain customers; whether customers purchase additional functionality and increase their usage; pricing pressures and competitive factors; the uncertain impact of overall global economic conditions, including on customers, prospective customers and partners, renewal rates and length of sales cycles; the fact that the market for cross-channel marketing solutions is at an early stage of development and may not develop as rapidly as we anticipate; outages or security breaches; our ability to develop, and market acceptance of, new products and services; the impact of any discovered product defects; our ability to manage our growth, both domestically and internationally; our ability to successfully expand our sales force and its effectiveness; our ability to maintain profitability; and other risks detailed from time to time in our SEC reports including, but not limited to, our most recent annual report on Form 10-K. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

_____________________

1 Non-GAAP net income per share attributable to common stockholders in 2011 was derived by dividing by the corresponding non-GAAP basic and non-GAAP diluted weighted-average shares outstanding. Non-GAAP weighted-average shares outstanding was computed to give effect to the conversion of the Series A, Series B, Series C, Series D, and Series E convertible preferred stock using the as-if converted method into common shares as though the conversion had occurred as of the beginning of the period.

Responsys, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; in thousands)

	As of March 31, 2012	As of December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$ 80,989	$ 73,456
Short-term investments	16,553	21,300
Accounts receivable, net	21,133	20,706
Deferred taxes – current	5,393	5,393
Prepaid expenses and other current assets	3,854	3,599
Total current assets	127,922	124,454
Property and equipment – net	14,088	14,663
Goodwill	14,312	14,048
Intangible assets – net	2,865	3,386
Deferred taxes – noncurrent	4,437	5,057
Other assets	3,247	938
Total assets	$ 166,871	$ 162,546

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 1,963	$ 1,739
Accrued compensation	5,376	6,916
Other accrued liabilities	3,319	2,914
Capital lease obligations – current	884	879
Deferred revenue – current	7,835	7,387
Total current liabilities	19,377	19,835
Capital lease obligations – noncurrent	931	1,154
Deferred revenue – noncurrent	338	323
Other long-term liabilities	1,030	977
Total liabilities	21,676	22,289
Commitments and contingencies
Stockholders' equity:
Common stock	5	5
Additional paid-in capital	157,862	155,428
Accumulated deficit	(12,697)	(14,794)
Accumulated other comprehensive income (loss)	25	(382)
Total stockholders' equity	145,195	140,257
Total liabilities and stockholders' equity	$ 166,871	$ 162,546

Responsys, Inc.
Condensed Consolidated Statements of Income
(Unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011

Revenue:
Subscription	$27,205	$20,985
Professional services	10,849	9,157
Total revenue	38,054	30,142

Cost of revenue:
Subscription	7,445	6,514
Professional services	9,920	8,249
Total cost of revenue	17,365	14,763
Gross profit	20,689	15,379

Operating expenses:
Research and development	3,802	3,393
Sales and marketing	9,061	8,035
General and administrative	4,171	2,545
Gain on acquisition	–	(2,220)
Total operating expenses	17,034	11,753
Operating income	3,655	3,626
Other income (expense), net	(48)	133
Income before income taxes	3,607	3,759
Provision for income taxes	(1,535)	(1,629)
Equity in net income (loss) of unconsolidated affiliates	25	(6)
Net income	$2,097	$2,124

Net income attributable to common stockholders:
Basic	$2,097	$214
Diluted	$2,097	$305

Net income per share attributable to common stockholders:
Basic	$0.04	$0.02
Diluted	$0.04	$0.02

Shares used in computation of net income per share attributable to common stockholders:
Basic	47,809	9,610
Diluted	53,218	15,853

Responsys, Inc.
Non-GAAP Financial Measures
(Unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Gross profit:
GAAP gross profit
Subscription	$ 19,760	$ 14,471
Professional services	929	908
Total GAAP gross profit	20,689	15,379
Add back:
Stock-based compensation:
Subscription	149	85
Professional services	205	88
Total non-GAAP gross profit	$ 21,043	$ 15,552

Operating income:
GAAP operating income	$ 3,655	$ 3,626
Add back:
Amortization of intangible assets	590	571
Stock-based compensation	1,398	681
Deduct:
Gain on acquisition	--	(2,220)
Total non-GAAP operating income	$ 5,643	$ 2,658

Income before income taxes:
GAAP income before income taxes	$ 3,607	$ 3,759
Add back:
Amortization of intangible assets	590	571
Stock-based compensation	1,398	681
Deduct:
Gain on acquisition	–	(2,220)
Total non-GAAP income before taxes	$ 5,595	$ 2,791

Provision for income taxes:
GAAP provision for income taxes	$ (1,535)	$ (1,629)
Tax effect from:
Amortization of intangible assets	(184)	(177)
Stock-based compensation	(423)	(128)
Gain on acquisition	--	888
Total non-GAAP provision for income taxes	$ (2,142)	$ (1,046)

Net income:
GAAP net income	$ 2,097	$ 2,124
Add back:
Amortization of intangible assets	590	571
Stock-based compensation	1,398	681
Deduct:
Gain on acquisition	–	(2,220)
Income tax effect of non-GAAP items	(607)	583
Total non-GAAP net income	$ 3,478	$ 1,739

Non-GAAP net income per share[1]:
Basic	$ 0.07	$ 0.04
Diluted	$ 0.07	$ 0.04

Shares used in computing non-GAAP net income per share:
Basic shares:
Weighted-average common shares used in computing basic net income per common share	47,809	9,610
Conversion of preferred shares	–	30,159
Weighted-average shares outstanding used in calculating non-GAAP basic net income per share	47,809	39,769

Diluted shares:
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per common share	53,218	15,853
Conversion of preferred shares	–	30,159
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	53,218	46,012

Responsys, Inc.
Stock-Based Compensation Expense
(Unaudited; in thousands)
	Three Months Ended March 31,
	2012	2011
Cost of revenue	$ 354	$ 173
Research and development	238	96
Sales and marketing	362	179
General and administrative	444	233
Total	$ 1,398	$ 681

Responsys, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited; in thousands)

	Three Months Ended March 31,
	2012	2011

Cash flows from operating activities:
Net income	$ 2,097	$ 2,124
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	84	(65)
Depreciation and amortization	2,457	2,177
Stock-based compensation	1,398	681
Gain on acquisition	--	(2,220)
Deferred tax assets	602	1,286
Excess tax benefits from stock-based compensation	(639)	--
Equity in net (income) loss of unconsolidated affiliates	(25)	6
Other	92	--
Changes in operating assets and liabilities - net of business acquired:
Accounts receivable	(460)	1,113
Prepaid expenses and other current assets	(260)	35
Other assets	(95)	(50)
Accounts payable	451	666
Accrued compensation	(1,596)	(303)
Other accrued liabilities	1,088	80
Deferred revenue	454	(1,135)
Other long-term liabilities	45	(34)
Net cash provided by operating activities	5,693	4,361

Cash flows from investing activities:
Purchases of property and equipment	(1,936)	(889)
Addition of capitalized software development costs	--	(144)
Business acquisition, net of cash received	--	(6,101)
Purchase of short-term investments	(4,007)	--
Redemption of short-term investments	8,661	--
Purchase of equity interest	(1,772)	--
Investment in unconsolidated affiliate	--	(381)
Net cash provided by (used in) investing activities	946	(7,515)

Cash flows from financing activities:
Proceeds from issuance of common stock	332	300
Proceeds from (repurchases of) early-exercised stock options	(4)	76
Payments of offering costs	--	(404)
Principal payments on capital lease obligations	(219)	(121)
Excess tax benefits from stock-based compensation	639	--
Net cash provided by (used in) financing activities	748	(149)
Effect of foreign exchange rate changes on cash and cash equivalents	146	44
Net increase (decrease) in cash and cash equivalents	7,533	(3,259)
Cash and cash equivalents at beginning of period	73,456	13,884
Cash and cash equivalents at end of period	$ 80,989	$ 10,625

CONTACT: Carolyn Love (Public Relations)
         Responsys, Inc.
         (415) 867-2301
         clove@responsys.com

         Carla Cooper (Investor Relations)
         Responsys, Inc.
         (650) 452-1484
         ccooper@responsys.com